Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-1 of Breakwave Dry Bulk Shipping ETF (a series of ETF Managers Group Commodity Trust I) of our report dated September 28, 2020, relating to the financial statements of Breakwave Dry Bulk Shipping ETF included in the 2020 Form 10-K of the Trust, and to the reference to our Firm as “Experts” in such Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

February 12, 2021